Corporate Capital Trust, Inc. 8-K

Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President, Communications

CNL Financial Group

407-650-1223

Corporate Capital Trust reports SECOND quarter 2016 Results

(ORLANDO, Fla.) Aug. 15, 2016 – Corporate Capital Trust (the “Company”), a business development company that provides individuals the opportunity to invest in the debt of privately owned American companies, announced its operating results for the second quarter and the six months ended June 30, 2016. Corporate Capital Trust will host its earnings call to discuss these results on Aug. 16, 2016. Details about the earnings call can be found below.

Highlights

•	For the six months ended June 30, 2016, net investment income was $103.6 million, or $0.34 per share, as compared to $82.0 million, or $0.35 per share, for the same period in 2015.
•	Total cumulative return to shareholders on an initial investment of $10,000 made in June 2011, assuming distribution reinvestment, was 32.2 percent to $13,224 as of June 30, 2016,[1] (for an annualized return of 5.7 percent2), when including sales load. Excluding sales load, the initial investment was 46.9 percent to $14,694[1] (for an annualized return of 7.9 percent2).
•	Originated investments at fair value on June 30, 2016, totaled approximately $2.5 billion, representing approximately 62.1 percent of the total portfolio.
•	The Company exited investments and received principal payments of approximately $145.8 million and $289.4 million, respectively, during the six months ended June 30, 2016.
•	As of June 30, 2016, the Company had raised more than $3.4 billion in gross proceeds from the Company’s continuous public offering of common stock. Net proceeds to the Company from the current common stock public offering and reinvested distributions were $173.8 million for the six months ended June 30, 2016.
•	For the six months ended June 30, 2016, the Company declared distributions of approximately $121.2 million, or $0.40 per share, compared to $95.6 million, or $0.40 per share (26 record dates), for the six months ended June 30, 2015. Year-to-date distributions were estimated to be fully covered by taxable income available for distribution.
•	Beginning Jan. 1, 2017, the subordinated incentive fee on income will be subject to a total return requirement, thereby incorporating both unrealized and realized gains and losses into the calculation.
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Corporate Capital Trust Reports Second Quarter 2016 Results

Financial and Operating Highlights[3]	($ in millions, except per share data)
As of	June 30, 2016	Dec. 31, 2015	June 30, 2015
Total assets	$4,440.05	$4,041.19	$3,680.92
Borrowings – credit facilities and term loan, net of discount	$1,659.48	$1,423.98	$1,023.42
Deemed borrowings (TRS implied leverage classified as senior securities)	$211.97	$182.33	$229.52
Total net assets	$2,699.46	$2,594.02	$2,462.35
Net asset value per share	$8.81	$8.93	$9.67
Leverage ratio ((borrowings + deemed borrowings)/adjusted total assets)	43%	40%	36%

Activity for Six Months Ended June 30,		2016	2015
Cost of investments purchased		$721.08	$990.81
Sales, principal payments and other exits		$435.26	$427.87
Net investment income		$103.57	$81.95
Net realized gains (losses)		$(8.85)	$1.26
Net change in unrealized appreciation (depreciation)		$(11.07)	$(22.00)
Total distributions declared		$121.25	$95.58

Investment Portfolio Update4

The Company’s investment and total return swap (TRS) portfolios consisted of investment interests in 147 companies as of June 30, 2016. The portfolio companies are diversified across multiple industries, with the largest portion invested in capital goods (18.1 percent), software and services (12.9 percent), and retail (7.1 percent).

The primary investment concentration as of June 30, 2016, was senior debt, which represented 74.9 percent of the portfolio at fair value. As of June 30, 2016, 78.3 percent of the Company’s debt investments, based on fair value, featured floating interest rates, primarily based on London Interbank Offered Rate (LIBOR), and 21.7 percent of the debt investments featured fixed interest rates. Approximately 93.4 percent of the Company’s floating interest rate debt investments had base interest rate floors; the weighted average base interest rate floor was approximately 1.0 percent as of June 30, 2016.

In May 2016, the Company formed a joint venture with Conway Capital, LLC, an affiliate of Guggenheim Life & Annuity Company and Delaware Life Insurance Company. The two members of Conway Capital collectively manage approximately $23.5 billion in assets. The Company, along with Conway Capital, LLC, has agreed to provide capital to the joint venture of up to $500 million in the aggregate. The Company and Conway will provide 87.5 percent and 12.5 percent, respectively, of the committed capital.

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Corporate Capital Trust Reports Second Quarter 2016 Results

Recent Events

On July 18, 2016, the Company filed a tender offer statement with the SEC on Schedule TO. The Company offered to repurchase up to 7,166,150 shares of common stock at a cash price of $8.81 per share. The tender offer will expire on Aug. 24, 2016, at 5:00 p.m. Central time.

On July 29, 2016, the Company’s board of directors declared distributions of $0.015483 per share for five record dates beginning on Aug. 2, 2016, through and including Aug. 30, 2016.

Earnings Call

Corporate Capital Trust will hold its earnings call for the six months ended June 30, 2016, on Tuesday, Aug. 16, 2016, at 1:00 p.m. Eastern time. To listen to the earnings call, dial

800-404-5245.

(1) Corporate Capital Trust’s net asset value per share was $9.00 and $8.81 on June 17, 2011, and June 30, 2016, respectively. After considering (i) the overall changes in net asset value per share, (ii) all paid distributions from inception through June 30, 2016, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 46.9 percent for shareholders who held Corporate Capital Trust shares from June 17, 2011 (inception), through June 30, 2016. This cumulative return does not take into account any sales load that was paid by the Company’s shareholders. When taking into account the payment of a full sales load of 10 percent, the total investment return for those shareholders becomes 32.2 percent.

(2) Corporate Capital Trust’s net asset value per share was $8.81 and $9.67 on June 30, 2016, and 2015, respectively. After considering (i) the overall changes in net asset value per share, (ii) distributions of approximately $0.40 and $0.40 per share for the six months ended June 30, 2016 and 2015, respectively, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 3.21 percent and 2.89 percent (not annualized) for shareholders who held shares for the entire six-month period ending June 30, 2016 and 2015, respectively. This calculation does not take into account any sales load that was paid by the Company’s shareholders.

(3) Excludes TRS reference assets, which are assets owned by a counterparty to a total return swap agreement, as discussed in the Company’s financial statements, unless otherwise noted.

(4) Includes TRS reference assets, which are assets owned by a counterparty to a total return swap agreement, as discussed in the Company’s financial statements.

About Corporate Capital Trust

Corporate Capital Trust is a non-traded business development company that provides individuals an opportunity to invest in privately owned American companies. The Company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income, and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit CorporateCapitalTrust.com.

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Corporate Capital Trust Reports Second Quarter 2016 Results

About CNL Financial Group

CNL Financial Group is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $33 billion in assets. CNL Financial Group is headquartered in Orlando, Florida. For more information, visit CNL.com.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at KKR.com and on Twitter @KKR_Co.

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the Securities and Exchange Commission. The offering of Corporate Capital Trust’s common stock is being made solely by means of a written prospectus, which is available at http://www.sec.gov or may be obtained by calling (866) 650-0650, that contains additional information about Corporate Capital Trust and should be read carefully by an investor before investing. Investors are advised to consider the investment objective, risks, charges and expenses of Corporate Capital Trust carefully before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted. Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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